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                                                                    EXHIBIT 10.3

                               ATLANTIC COAST BANK
                     SPLIT DOLLAR LIFE INSURANCE AGREEMENT

        This Split Dollar Agreement ("Agreement") is hereby entered into effective October 1, 2006 ("Effective Date") by and between Atlantic Coast Bank ("Bank"), as the owner of the life insurance policy(ies) set forth on Schedule A hereto (the "Policy" or "Policies") issued by a duly licensed life insurance company ("Insurer") and Carl Insel ("Insured"), who is the Executive Vice President of the Bank. The respective rights and duties of the Bank and Insured in the Policy are set forth herein and on Schedule A attached hereto. This Agreement is intended to be a non-equity, endorsement split dollar agreement, such that it is not treated as a impermissible personal loan from the Bank to the Insured under Section 402 of the Sarbanes-Oxley Act of 2002.

        1.      POLICY TITLE AND OWNERSHIP; ENDORSEMENT.

        (a) Policy title and ownership shall reside in the Bank for its use and for the use of the Insured, all in accordance with this Agreement. The Bank has purchased each Policy on a single premium basis. Such Policy shall be treated as "bank owned life insurance" ("BOLI") and is held subject to the provisions and limitations set forth in the Interagency Statement on the Purchase and Risk Management of Life Insurance (OCC 2004-56). The Bank may, to the extent of its interest, exercise the right to borrow or withdraw on the Policy cash values. Where the Bank and the Insured (or assignee, with the consent of the Insured) mutually agree to exercise the right to increase the coverage under the Policy, then, in such event, the rights, duties and benefits of the parties to such increased coverage shall continue to be subject to the terms of this Agreement.

        (b) An endorsement on the form provided by the Insurer must be completed and filed with the Insurer for each Policy identified on Schedule A in order to implement the rights and obligations set forth in this Agreement. The parties agree that the Policy shall be subject to the terms and conditions of this Agreement and of the endorsement filed with the Insurer.

        (c) The Bank agrees that, except as otherwise provided herein, it shall not sell, assign, transfer, surrender or cancel the policy, or change the beneficiary designation without the express written consent of the Employee.

        2. BENEFICIARY DESIGNATION RIGHTS. The Insured (or assignee) shall have the right and power to designate a beneficiary or beneficiaries to receive the Insured's share of the Policy proceeds payable upon the death of the Insured, subject to any right or interest the Bank may have in such proceeds, as provided in this Agreement. The Bank shall not terminate, alter or amend the Insured's beneficiary designations without the written consent of the Insured. The Bank shall be the beneficiary of any proceeds remaining under the Policy after the payment required under this Agreement has been made to the Insured's designated beneficiary.

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        3.      PREMIUM PAYMENT. The Bank shall pay an amount equal to the planned premiums and any other premium payments that might become necessary to keep the Policy in force. Notwithstanding the foregoing, the Bank shall have the absolute and sole right to terminate and surrender any or all of the Policies that are subject to this Agreement.

        4. TAXABLE BENEFIT. Annually, the Insured will recognize a taxable benefit equal to the assumed cost of insurance required by the Internal Revenue Service ("IRS"), as determined from time to time. The Bank (or its administrator) will timely report to the Insured the amount of such imputed income each year on IRS Form W-2 or its equivalent. The Bank and the Insured intend that this Agreement will be subject to taxation under the "economic benefit regime" set forth in Treasury Regulations section 1.61-22(d), such that the Insured shall have taxable income equal to the annual cost of the current life insurance coverage provided under the Policy.

        5. DIVISION OF DEATH PROCEEDS. Upon the death of the Insured, the Bank shall cooperate with the Insured's designated beneficiary to take whatever action is necessary to collect the death benefit provided by the Insurer under the Policy. Subject to Sections 6 and 9 below, the division of the death proceeds of the Policy shall be as follows:

        (a) If the Insured is employed by the Bank at the time of his death or the Insured has retired from employment with the Bank after completion of not less than ten (10) years of service with the Bank measured from the Effective Date, then the Insured's beneficiary(ies) designated in accordance with Section 2 shall be entitled to payment from the Policy proceeds directly from the Insurer of an amount equal to three hundred percent (300%) of:

                (i) if the Insured is employed by the Bank at the time of death, the Insured's highest base annual salary (not including bonus, equity compensation, or any other forms of compensation) in effect at the Bank at any time during the last ten calendar years prior to the date of death of the Insured; or

                (ii) if the Insured's death follows the Insured's retirement from the Bank after completion of not less than ten (10) years of service with the Bank measured from the Effective Date, the Insured's highest base annual salary (not including bonus, equity compensation or any other forms of compensation) paid by the Bank to the Insured during the last ten calendar years prior to the Insured's retirement date.

Notwithstanding the foregoing, the maximum payment due to the Insured's beneficiary(ies) from the Insurer under this Agreement and the Policies shall not exceed the amount set forth on Schedule A. To the extent possible, an equal amount of each Policy's proceeds shall be payable to the Insured's beneficiary(ies) not to exceed such Policy proceeds. Any amount payable in accordance with this subsection (a) in excess of a Policy's proceeds shall thereafter be paid by any remaining Policy proceeds pro rata.

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        (b)     Coverage under this Agreement for the Insured who terminates employment with the Bank (for reasons other than death) prior to completion of less than ten (10) years of service with the Bank measured from the Effective Date (and prior to the occurrence of a Change in Control, as defined below) will cease on his last day of employment with the Bank.

        (c) The Bank shall be entitled to the remainder of such Policy proceeds.

        6.      OWNERSHIP OF THE CASH SURRENDER VALUE OF THE POLICIES.

        (a) The Bank shall at all times be entitled to one hundred percent (100%) of the Policy's cash value, as that term is defined in the Policy contract, less any policy loans and unpaid interest or cash withdrawals previously incurred by the Bank. Such cash value shall be determined as of the date of surrender or death, as the case may be.

        (b) The Bank may pledge or assign the Policy, subject to the terms and conditions of this Agreement, for the sole purposes of securing a loan from the Insurer. The amount of such loan, including accumulated interest thereon, shall not exceed the lesser or (i) the amount of the premiums on the Policy paid by the Bank, or (ii) the cash surrender value of the Policy (as defined in the Policy). Interest charges on such loan shall be paid by the Bank.

        7.      CHANGE IN CONTROL OF BANK.

        (a) If a Change in Control of the Bank shall occur prior to the Insured's termination of employment or retirement, then the death benefit coverage set forth in Section 5 shall remain in effect until the Insured's death, unless this Agreement is otherwise terminated pursuant to its terms prior to such time.

        (b) "Change in Control" shall mean: (i) a merger, consolidation, reorganization, liquidation or similar extraordinary transaction involving the Bank whereby the Bank is not the surviving entity or an on-going entity; (ii) the ownership, holding or power to vote more than 25% of the Bank's (or its holding company's) outstanding voting stock by any person other than those persons who are stockholders on the effective date of this Agreement; (iii) the control of the election of a majority of the Bank's (or its holding company's) directors or trustees, if, during any three-year period, the composition of the Board of the Bank (or its holding company) shall change, such that the members of the Board at the beginning of such period shall no longer constitute a majority of such Board at the end of such three-year period (provided that any member of the Board appointed or nominated for election as a member of the Board by a vote of at least a majority of the members then in office shall be considered to have been members as of the beginning of such three-year period);
(iv) the exercise of a controlling influence over the management or policies of the Bank by any person or persons acting as a group within the meaning of
Section 13(d) of the Securities Exchanges Act of 1934; or (v) a plan of reorganization, merger, consolidation, sale of all or substantially all the assets of the Bank (or its holding company) or similar transaction in which the Bank (or its holding company) is not the surviving institution occurs, excluding

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any transaction in which Atlantic Coast Federal, MHC, the majority stockholder of the Bank's holding company, undergoes a full stock conversion. The term "person" means an individual other than the Insured and shall also include a corporation, partnership, trust, association, joint venture, pool, syndicate, sole proprietorship, unincorporated organization or any other form of entity not specifically listed herein.

        8. RIGHTS OF INSURED OR ASSIGNEES. The Insured may not, without the written consent of the Bank, assign to any individual, trust or other organization, any right, title or interest in the subject Policy nor any rights, options, privileges or duties created under this Agreement.

        9.      TERMINATION OF AGREEMENT.

        (a) This Agreement shall terminate upon the occurrence of any one of the following:

                (1) The Insured shall be discharged from employment with the Bank for cause, as defined in his employment agreement, or, if there is no employment agreement or the employment agreement does not have a definition of "cause", "cause" shall mean any of the following that results in an adverse effect on the Bank: the Insured's personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease-and-desist order; or

                (2) Surrender, lapse or other termination of the Policy by the Bank. The Policy (and all rights of the Insured and his beneficiary(ies)) will also terminate if any regulatory agency requires the Bank to sever its relationship with the Insured, if the Bank is subjected to banking regulatory restrictions limiting its ability to pay such compensation to the Insured, upon the occurrence of the bankruptcy, insolvency, receivership or dissolution of the Bank, or as may otherwise be determined by the Bank in good faith.

        (b) Upon such termination, the Insured (or assignee) shall have a sixty (60) day option to receive from the Bank an absolute assignment of the Policy in consideration of a cash payment to the Bank, whereupon this Agreement shall terminate. Such cash payment shall equal the cash value of the Policy on the date of such assignment. The Insured expressly agrees that this Agreement shall constitute sufficient written notice to the Insured of the Insured's option to receive an absolute assignment of the policy as set forth herein.

        (c) Except as noted in subsections (a) and (b) above, this Agreement shall terminate upon distribution of the death benefit proceeds in accordance with Section 5.

        10. AMENDMENT AND REVOCATION. The Insured and the Bank agree that, during the Insured's lifetime, this Agreement may be amended or revoked at any time or times, in whole or in part, by the mutual written consent of the Insured and the Bank.

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        11.     ERISA PROVISIONS.

        To the extent this Agreement is treated as a "welfare benefit plan" within the meaning of Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), the following provisions shall apply.

        (a) The Bank shall be the named fiduciary for purposes of ERISA under this Agreement. Accordingly, the Bank shall have authority to control and manage the operation and administration of this Agreement, including the right to interpret any provision of this Agreement, and such interpretation shall be binding on all parties.

        (b) All premiums paid with respect to the Policy shall be remitted to the Insurer when due in accordance with the Agreement.

        (c) Benefits under this Agreement shall be paid directly by the Insurer, with those benefits in turn being based on the payment of premiums as provided in this Agreement.

        (d) For purposes of handling claims with respect to this Agreement, the "Claims Reviewer" shall be the Bank, unless another person or organizational unit is designated by the Bank as Claims Reviewer.

        (e) An initial claim for benefits under this Agreement must be made by the Insured or his beneficiary in accordance with the terms of the Agreement or policy through which the benefits are provided. Not later than 90 days after receipt of such claim, the Claims Reviewer shall provide its written decision on the claim to the claimant, unless special circumstances require the extension of such 90-day period. If such extension is necessary, the Claims Reviewer shall provide the Insured or the Insured's beneficiary with written notification of such extension before the expiration of the initial 90-day period.

        (f) In the event the Claims Reviewer denies the claim of an Insured or the Insured's beneficiary in whole or in part, the Claims Reviewer's written notification shall specify, in a manner calculated to be understood by the claimant, the reason for the denial; a description of any additional material or information necessary for the claimant to perfect the claim; an explanation as to why such information or material is necessary; and an explanation of the applicable claims procedure.

        (g) Should the claimant be dissatisfied with the Claims Reviewer's disposition of the claim, the claimant may have a full and fair review of the denied claim by the Bank upon written request therefore submitted by the claimant or the claimant's duly authorized representative and received by the Bank within 60 days after the claimant receives written notification that the claim has been denied. In connection with such appeal, the claimant or the claimant's duly authorized representative shall be entitled to review pertinent documents and submit the claimant's views as to the issues in writing. The Bank shall act to deny or accept the appealed claim within 60 days after receipt of the claimant's written request for review unless special circumstances require the extension of such 60-day period. If such extension is necessary, the Bank

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shall provide the claimant with written notification of such extension before the expiration of such initial 60-day period. In all events, the Bank shall act to deny or accept the claim within 120 days of the receipt of the claimant's written request for review. The action of the Bank shall be in the form of a written notice to the claimant and its contents shall include all of the requirements for action on the original claim.

        (h) In no event may a claimant commence legal action for benefits the claimant believes are due to the claimant until the claimant has exhausted all of the remedies and procedures set forth in this Section and under ERISA.

        12.     MISCELLANEOUS.

        (a) BINDING AGREEMENT. The Insured and the Bank agree that this Agreement shall be binding on their heirs, successors, personal representatives and assigns.

        (b) INSURANCE COMPANY NOT A PARTY TO THIS AGREEMENT. The Insurer shall not be deemed a party to this Agreement, but will respect the rights of the Bank and the Insured hereunder by receiving an executed copy of this Agreement. Payment or other performance in accordance with the Policy provisions shall fully discharge the Insurer from any and all liability.

        (c) SEVERABILITY. If a provision of this Agreement is held to be invalid or unenforceable, the remaining provisions shall nonetheless be enforceable according to their terms.

        (d) GOVERNING LAW. This Agreement shall be governed by the laws of the State of Georgia, to the extent not pre-empted by federal law, without regard to conflict of law provisions.

        (e) NOTICES. Any notice, consent or demand required or permitted to be given hereunder shall be in writing and shall be signed by the party giving such notice, consent or demand. If such notice, consent or demand is mailed to a party hereto, it shall be sent by United States certified mail, FedEx (or other reputable overnight delivery service) to such party's last known address as shown on the Bank's records. The date of the mailing shall be deemed to be the date of the notice.

        IN WITNESS WHEREOF, the Bank and the Insured have executed this Agreement as of the date first set forth above.

                                        ATLANTIC COAST BANK


  11/08/06                              By: /s/ Forrest W. Sweat, Jr.
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Date                                        Forrest W. Sweat, Jr.
                                            Vice-Chairman/BOD

                                        INSURED

  11/08/06                              /s/ Carl W. Insel
---------------------                   ---------------------------------
Date                                    Carl W. Insel




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